    EXHIBIT 99.1

        October 18, 2006

NORTHERN STATES FINANCIAL
POSTS INCREASED THIRD QUARTER EARNINGS

Dividend Increased

WAUKEGAN, IL, October 18, 2006 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, today reported third quarter 2006 earnings of $.17 per share compared with $.03 per share for the same quarter last year. Third quarter 2006 earnings increased because the Company determined that the allowance for loan and lease losses at quarter-end was adequate and no provision for loan and lease losses was needed for the quarter. During the same quarter last year the Company had made a provision of $1.7 million to the allowance for loan and lease losses.

For the nine months ended September 30, 2006, net income was $2,176,000, or $.51 per share, compared with $1,747,000, or $.41 per share, for the nine months ended September 30, 2005.

On October 17, 2006, the board of directors of the Northern States Financial Corporation declared a cash dividend of $.35 per share payable on December 1, 2006 to stockholders of record at November 15, 2006. Total cash dividends for 2006 will be $.65 per share, an increase from $.62 per share paid in 2005. Based on the closing price of the Company’s stock on September 30, 2006 of $19.00 per share, this represents a dividend yield of approximately 3.4 per cent. The increased net income of the Company in 2006 accounts for the improved dividend.

At September 30, 2006, the Company showed improvement to its nonperforming assets that decreased by $9.5 million or 36 per cent from December 31, 2005. Nonperforming assets totaled $16.8 million at September 30, 2006 and consists of nonaccrual loans, loans 90 days past due and still accruing and other real estate owned acquired through foreclosure. During 2006, the Company sold $1.5 million of other real estate owned and recognized net gains from the sales of $62,000. Nonperforming assets were also favorably impacted by the settlement with ACE/Illinois Union during the second quarter of 2006 and total year to date chargeoffs of $3.1 million of nonaccrual loans.

NSFC Press Release
October 18, 2006

Net interest income decreased $711,000 in the third quarter of 2006 as interest rates paid on deposits and borrowings continued to rise more quickly than rates earned on the Company’s loans and securities. The Company expects net interest income to increase in 2007 as it has $177.5 million of securities issued by U.S. government-sponsored entities that currently yield 3.06% maturing in 2007. If interest rates do not significantly decrease in 2007, the Company anticipates that reinvesting these securities at higher rates currently prevailing will increase interest income.

Total assets of the Company were $712.0 million at September 30, 2006, decreasing $10.5 million from $722.5 million at December 31, 2005. Loans and leases decreased $19.5 million from December 31, 2005 due to the reduction in nonperforming loans and paydowns of loans from borrowers while short term investments in commercial paper increased $10.0 million. Deposits at September 30, 2006 totaled $531.2 million, decreasing from $554.4 million at December 31, 2005 due to the lower loan levels.

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank that is a successor to financial institutions dating back to 1919 with eight branches in Lake County, Illinois. The Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, uncertainty regarding the Company’s ability to ultimately recover on the surety bonds relating to the remaining equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.

NSFC Press Release
October 18, 2006

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended September 30,	2006	2005
Net Income	$721	$135
Basic Earnings Per Share	$.17	$.03
Return on Average Assets	.40%	.07%
Return on Average Equity	4.04%	.76%
Efficiency Ratio	80.73%	70.60%
Yield on Interest
Earning Assets	5.60%	5.05%
Cost of Interest
Bearing Liabilities	3.83%	2.76%
Net Interest Spread	1.77%	2.29%
Net Yield on Interest
Earning Assets	2.33%	2.66%

Nine months ended September 30,	2006	2005
Net Income	$2,176	$1,747
Basic Earnings Per Share	$.51	$.41
Return on Average Assets	.41%	.31%
Return on Average Equity	4.07%	3.22%
Efficiency Ratio	81.63%	74.60%
Yield on Interest
Earning Assets	5.48%	4.97%
Cost of Interest
Bearing Liabilities	3.53%	2.35%
Net Interest Spread	1.95%	2.62%
Net Yield on Interest
Earning Assets	2.47%	2.94%

NSFC Press Release
October 18, 2006

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	Sept. 30, 2006	Dec. 31, 2005
Total Assets	$712,001	$722,528
Loans and Leases	380,991	400,502
Total Deposits	531,180	554,449
Total Stockholders’ Equity	72,742	70,752
Nonperforming Assets	16,819	26,343
Nonperforming Loans and Leases	13,763	21,912
Nonperforming Loans and Leases to Loans and Leases	3.61%	5.47%
Restructured Loans	$6,687	$10,533
Impaired Loans	$20,024	$32,054
Book Value per Share	$16.98	$16.47
Number of Shares Outstanding	4,283,105	4,295,105

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2001	$.48	$.52	$1.00
2002	.53	.53	1.06
2003	.54	.54	1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30	.35	.65

For Additional Information, Contact:
Fred Abdula, Chairman of the Board, (847) 244-6000 Ext. 238
Websites: www.norstates.com
  www.nsfc.net

NSFC Press Release
October 18, 2006

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2006 and December 31, 2005
(In thousands of dollars) (Unaudited)

Assets	September 30, 2006	December 31, 2005
Cash and due from banks	$19,503	$23,586
Interest bearing deposits in financial institutions -
maturities less than 90 days	136	120
Commercial paper - maturities less than 90 days	9,999	0
Federal funds sold	21,322	5,962
Total cash and cash equivalents	50,960	29,668
Securities available for sale	252,497	265,067
Loans and leases	380,991	400,502
Less: Allowance for loan and lease losses	(7,513)	(10,618)
Loans and leases, net	373,478	389,884
Federal Home Loan Bank stock	1,647	2,086
Office buildings and equipment, net	9,490	9,427
Other real estate owned	3,056	4,431
Goodwill	9,522	9,522
Core deposit intangible asset	1,971	2,318
Accrued interest receivable and other assets	9,380	10,125
Total assets	$712,001	$722,528

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$56,195	$63,329
Interest bearing	474,985	491,120
Total deposits	531,180	554,449
Securities sold under repurchase agreements	82,694	73,093
Federal Home Loan Bank advances	6,500	6,500
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	469	830
Accrued interest payable and other liabilities	8,416	6,904
Total liabilities	639,259	651,776

Stockholders' Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	66,414	65,526
Accumulated other comprehensive loss	(2,133)	(3,487)
Treasury stock, at cost	(4,912)	(4,660)
Total stockholders' equity	72,742	70,752
Total liabilities and stockholders' equity	$712,001	$722,528

NSFC Press Release
October 18, 2006

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and nine months ended September 30, 2006 and 2005
(In thousands of dollars, except per share data) (Unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2006	Sept. 30, 2005	Septe. 30, 2006	Sept. 30, 2005
Interest income
Loans (including fee income)	$6,849	$6,390	$20,269	$19,262
Securities
Taxable	2,105	2,097	6,302	5,908
Exempt from federal income tax	56	69	170	229
Commercial paper - maturities
less than 90 days	115	0	115	0
Federal funds sold and other	301	224	462	618
Total interest income	9,426	8,780	27,318	26,017
Interest expense
Time deposits	3,272	2,817	9,086	7,316
Other deposits	1,059	736	3,061	1,905
Repurchase agreements and
federal funds purchased	971	535	2,238	1,216
Federal Home Loan Bank advances	65	65	192	224
Subordinated debentures	170	27	490	27
Total interest expense	5,537	4,180	15,067	10,688
Net interest income	3,889	4,600	12,251	15,329
Provision for loan and lease losses	0	1,700	0	2,428
Net interest income after provision for
loan and lease losses	3,889	2,900	12,251	12,901
Noninterest income
Service fees on deposits	620	626	1,844	1,782
Trust income	185	167	583	551
Loss on sale of securities available for sale	0	0	0	(169)
Other operating income	496	365	1,248	974
Total noninterest income	1,301	1,158	3,675	3,138
Noninterest expense
Salaries and employee benefits	2,207	2,200	6,686	6,672
Occupancy and equipment, net	508	517	1,682	1,550
Data processing	395	325	1,190	1,047
Legal	57	83	247	257
Audit and other professional	259	280	911	896
Amortization of core deposit intangible asset	117	116	348	348
Printing and supplies	85	68	324	236
Write-down of other real estate owned	0	0	0	1,067
Other operating expenses	562	476	1,612	1,703
Total noninterest expense	4,190	4,065	13,000	13,776
Income (loss) before income taxes	1,000	(7)	2,926	2,263
Income tax expense (benefit)	279	(142)	750	516
Net income	$721	$135	$2,176	$1,747

Earnings per share	$0.17	$0.03	$0.51	$0.41
Comprehensive income (loss)	$2,040	($296)	$3,530	$520